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                                                                   EXHIBIT 99.1

                               OFFICE DEPOT, INC.

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Office Depot, Inc. (the "Company") for the fiscal year ended December 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), M. Bruce Nelson, as Chief Executive Officer of the Company, and Charles E. Brown, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopteD pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ M. Bruce Nelson
Name: M. Bruce Nelson
Title: Chief Executive Officer
Date: March 13, 2003



/s/ Charles E. Brown
Name: Charles E. Brown
Title: Chief Financial Officer
Date: March 13, 2003

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, aS amended.